UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2007

COMTECH GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-4327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2007, Hope Ni, Comtech Group, Inc.’s (the “Company”) Chief Financial Officer and director, resigned from her position as Chief Financial Officer of the Company, effective January 1, 2008.  Upon her resignation, the Company’s Board of Directors appointed her the Vice Chairman of the Board of Directors, effective January 1, 2008.

On December 21, 2007 the Company’s Board of Directors appointed Frank Zheng as the Company’s Chief Financial Officer, effective January 1, 2008.  Mr. Zheng has been a member of the Company’s Board of Directors since January 1 2005, but will resign from that position, effective January 1, 2008, upon his appointment as Chief Financial Officer of the Company.

Fuya (Frank) Zheng, 41, has been a director of the Company since January 2005. He was the vice president of travel service for eLong, Inc., a leading online travel service company in China, from May 2000 to June 2007.  Mr. Zheng was responsible for the overall operation of eLong’s travel services.  Before he joined eLong, Mr. Zheng was a senior director of travel services with Asia.com.  From 1994 through 2000, Mr. Zheng held various financial and operations positions with The Bank of New York, The Reserve Management Corp, and Dean Witter Intercapital Company. Mr. Zheng received a B.B.A. degree in Accounting from the City University of New York.

On December 21, 2007, effective January 1, 2008, the Company’s Board of Directors appointed Dr. George Mao to fill the vacancy on the Board of Directors that will be created by the resignation of Mr. Zheng.  Dr. Mao will also be named as a member to each of the audit committee, compensation committee and the nominating and corporate governance committee.  He will also be the Chairman of the nominating and corporate governance committee.

On December 21, 2007, the Company’s Board of Directors also approved the compensation for its Chief Executive Officer, Chief Financial Officer and non-executive members of the Board of Directors.

Jeffrey Kang, the Company’s Chairman and Chief Executive Officer, will receive a base salary of $100,000 per year and, effective January 1, 2008, will receive 60,000 restricted shares of the Company’s common stock, which will vest quarterly over a three year period, beginning on March 31, 2008.  Mr. Kang will also be entitled to receive a yearly bonus of up to 80,000 shares of the Company’s common stock based on the Company’s compound annual growth rate.

Frank Zheng, who will become the Company’s Chief Financial Officer effective January 1, 2008, will receive a base salary of $100,000 per year and, effective January 1, 2008, will receive 45,000 restricted shares of the Company’s common stock, which will vest quarterly over a three year period, beginning on March 31, 2008.  Mr. Zheng will also be entitled to receive a yearly bonus of (i) up to 5,000 shares of the Company’s common stock based on the Company’s compound annual growth rate and (ii) 5,000 shares of the Company’s common stock if the Company files all of its Quarterly reports and its annual report for that year on a timely basis.

Effective December 24, 2007, the non-executive members of the Company’s Board of Directors will each be awarded shares of restricted stock based on the following schedule: $10,000 of shares for being a member of the board, $35,000 of shares for being Vice Chairman, $5,000 of shares for being a member of the audit committee, $2,500 of shares each for being a member of the compensation or nominating and corporate governance committees, $25,000 of shares for being Chairman of the audit committee and $5,000 of shares each for being the Chairman of the compensation or nominating and corporate governance committees.  The restricted share s granted to the Company’s directors will vest quarterly over the course of 2008, beginning on March 24, 2008.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

No.	Description
99.1	Press Release dated December 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2007	COMTECH GROUP, INC.

	By:	/s/ Hope Ni
Name: Hope Ni
Title: Chief Financial Officer

Exhibit Index

No.	Description
99.1	Press Release dated December 21, 2007